UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2008 (June 26, 2008)
Date of Report (Date of earliest event reported)

SIENA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5625 Arville Street, Suite E, Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 889-8777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Background

On April 9, 2008, Siena Technologies, Inc. (“Siena” or the “Company”) filed a Form 8-K (“April 8-K”) to report that the Company entered into an Asset Purchase Agreement (the “Agreement”) with Mr. J. Michael Kelley, Kelley II, LLC, a newly formed Nevada limited liability company (“Kelley II”), and Kelley Communication Company, Inc., a Nevada corporation, and a wholly owned subsidiary of the Company (“Kelley Communication”). Mr. Kelley owns 100% of the limited liability company membership interests of Kelley II, and is its sole managing member. Additionally, he may be deemed to be the beneficial owner of approximately 13,816,577 shares of Siena’s capital stock (the “Kelley Shares”), and is a former director of the Company, who served from September 22, 2005 until January 2008. Mr. Kelley has transferred the Kelley Shares to Kelley II for purposes of consummating the transactions contemplated by the Agreement.

Pursuant to the Agreement, Kelly Communication sold certain of its Assets to Kelley II and in exchange Kelly II assumed certain liabilities of Kelly Communication. Such assets sold by Kelly Communication to Kelly II include, but are not limited to, all equipment, all rights of the Kelly Communication against vendors, all customer lists, files and related information, all inventory, all rights of the Kelly Communication under certain contracts, all permits, all intellectual property of Kelly Communication, including trademarks, service marks, trade names, domain names, web sites, phone, fax and email addresses, all rights or choices in action following the closing of the acquisition related to Kelly Communication’s business, all books and records, all computer software, hardware, data rights and documentation, all cash and cash equivalents, and all goodwill related to these assets. Certain assets of Kelly Communication were excluded from the transaction. A complete description of the assets sold and the liabilities assumed are set forth in the Agreement filed as exhibit 10.1 to the April 8-K. Additionally, in exchange for the Assets, Kelley II assigned and transferred to Siena all of the Kelley Shares.

On April 9, 2008, the holders of a majority of the issued and outstanding shares of common stock of the Company that were entitled to vote approved the sale of the Assets of Kelly Communication.

Consummation of Transaction

On June 26, 2008, the Company completed the disposition of Assets as provided in this Current Report.

The foregoing summaries of the Asset Purchase Agreement and of the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction document[s], [a] cop[y][ies] of which [is][are] attached as [an] exhibit[s] to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2008		SIENA TECHNOLOGIES, INC.

	By:	/s/ Anthony DeLise Interim President and CEO